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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of McLeodUSA Incorporated of our reports dated March 24, 1999, except as to the reverse stock split described in Note 12 which is as of July 12, 1999, relating to the financial statements and financial statement schedule appearing in Splitrock Services, Inc.'s Registration Statement on Form S-1 (No. 333-79909), as amended. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data of Splitrock" in this Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
January 31, 2000